Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of (i) the Chief Financial Officer of T2 Biosystems, Inc., a Delaware corporation (the “Company”), who is currently Marc R. Jones, and (ii) the Company’s Comptroller, who is currently Christopher Martin, and their respective successors, signing singly, with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

(1)           execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, Forms 3, 4, and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(3)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of July, 2014.

Signature:	/s/ Alan Crane
Name: Alan Crane

POLARIS VENTURE MANAGEMENT CO. L.L.C.
POLARIS VENTURE MANAGEMENT CO. II, L.L.C.
POLARIS VENTURE MANAGEMENT CO. III, L.L.C.
POLARIS VENTURE MANAGEMENT CO, IV, L.L.C.
POLARIS VENTURE MANAGEMENT CO. V, L.L.C.
POLARIS VENTURE MANAGEMENT CO. VI, L.L.C.
NORTH STAR VENTURE MANAGEMENT, INC.
NORTH STAR VENTURE MANAGEMENT 2000, L.L.C.
NORTH STAR VENTURE MANAGEMENT 2010, L.L.C.
NORTH STAR VENTURE MANAGEMENT AVIATION, L.L.C.

POWER OF ATTORNEY

Each of the undersigned, including (i) Polaris Venture Management Co. VI, L.L.C., a Delaware limited liability company, in the normal course of its business and in its capacity as the general partner of Polaris Venture Partners VI, LP., a Delaware limited partnership, and Polaris Venture Partners Founders’ Fund VI, L.P., a Delaware limited partnership, (ii) Polaris Venture Management Co. V, L.L.C., a Delaware limited liability company, in the normal course of its business and in its capacity as the general partner of Polaris Venture Partners V, L.P., a Delaware limited partnership, Polaris Venture Partners Entrepreneur’s Fund V, L.P., a Delaware limited partnership, and Polaris Venture Partners Founders’ Fund V, L.P., a Delaware limited partnership, (iii) Polaris Venture Management IV, L.L.C., a Delaware limited liability company, in the normal course of its business and its capacity as the general partner of Polaris Venture Partners IV, L.P., a Delaware limited partnership, and Polaris Venture Partners Founders’ Fund IV, L.P., a Delaware limited partnership, (iv) Polaris Venture Management Co. III, L.L.C., a Delaware limited liability company, in the normal course of its business and in its capacity as the general partner of Polaris Venture Partners III, L.P., a Delaware limited partnership, Polaris Venture Partners Entrepreneurs’ Fund III, L.P., a Delaware limited partnership, and Polaris Venture Partners Founders’ Fund III, L.P., a Delaware limited partnership, (v) Polaris Venture Management Co. II, L.L.C., a Delaware limited liability company, in the normal course of its business and in its capacity as the general partner of Polaris Venture Partners II, L.P., a Delaware limited partnership, and Polaris Venture Partners Founders’ Fund II, L.P., a Delaware limited partnership, (vi) Polaris Venture Management Co., L.L.C., a Delaware limited liability company, in the normal course of its business and in its capacity as the general partner of Polaris Venture Partners, L.P., a Delaware limited partnership and Polaris Venture Partners Founders’ Fund, L.P., a Delaware limited partnership, (vii) North Star Venture Management 2000, L.L.C., a Delaware limited liability company, in the normal course of its business and in its capacity as the sole member of North Star Venture Management Aviation, L.L.C., a Delaware limited liability company, (viii) North Star Venture Management 2010, L.L.C., a Delaware limited liability company, in the normal course of its business and in its capacity as the sole member of North Star Venture Management Aviation, L.L.C., a Delaware limited liability company, (ix) North Star Venture Management, Inc., a Delaware close corporation, in the normal course of its business, and (x) Jonathan A. Flint and Terrance C. McGuire in their capacity as managers of North Star Venture Management Aviation, L.L.C., a Delaware limited liability company, hereby constitutes and approves John Gannon as its true and lawful attorney-in-fact to:

(1)                                 Execute for and on behalf of the undersigned any and all documents, agreements, filings, reports, consents, waivers or proxies, or amendments or modifications to any of the foregoing requested by the undersigned in connection with the conduct of the undersigned’s business;

(2)                                 Do and perform any and all acts for an on behalf of the undersigned which may be necessary or desirable to complete and execute any and all such documents, agreements, filings, reports, consents, waivers, proxies or amendments or modifications thereto;

(3)                                 Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the right and powers herein granted.  The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming any of the undersigned’s responsibilities under the laws of the United States or any state.  This Power of Attorney shall remain in full force and effect from the date hereof until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed effective as of June 15, 2011.

By:	/s/ David Barrett
David Barrett, in his capacity as a Managing Member of Polaris Venture Management Co. VI, L.L.C.; and as a member of North Star Venture Management 2010, L.L.C.

By:	/s/ Michael Hirshland
Michael Hirshland, in his capacity as a Managing Member of Polaris Venture Management Co. VI, L.L.C.; and as a member of North Star Venture Management 2010, L.L.C.

By:	/s/ Amir Nashat
Amir Nashat, in his capacity as a Managing Member of Polaris Venture Management Co. VI, L.L.C.; and as a member of North Star Venture Management 2010, L.L.C.

By:	/s/ Bryce Youngren
Bryce Youngren, in his capacity as a Managing Member of Polaris Venture Management Co. VI, L.L.C.; and as a member of North Star Venture Management 2010, L.L.C.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed effective as of June 15, 2011.

POLARIS VENTURE MANAGEMENT CO., L.L.C.
POLARIS VENTURE MANAGEMENT CO. II, L.L.C.
POLARIS VENTURE MANAGEMENT CO. III, L.L.C.
POLARIS VENTURE MANAGEMENT CO. IV, L.L.C.
POLARIS VENTURE MANAGEMENT CO. V, L.L.C.
POLARIS VENTURE MANAGEMENT CO. VI, L.L.C.
NORTH STAR VENTURE MANAGEMENT, INC.
NORTH STAR VENTURE MANAGEMENT 2000, L.L.C.
NORTH STAR VENTURE MANAGEMENT 2010, L.L.C.
NORTH STAR VENTURE MANAGEMENT AVIATION, L.L.C.

By:	/s/ Jonathan A. Flint

Jonathan A. Flint, in his capacity as a Managing Member of Polaris Venture Management Co. L.L.C., Polaris Venture Management Co. II, L.L.C., Polaris Venture Management Co., III, L.L.C., Polaris Venture Management Co., IV, L.L.C., Polaris Venture Management Co. V, L.L.C.; and Polaris Venture Management Co. VI, L.L.C.; a shareholder, officer and director of North Star Venture Management, Inc.; a member of North Star Venture Management 2000, L.L.C.; a member of North Star Venture Management 2010, L.L.C.; and as a manager of North Star Venture Management Aviation, L.L.C.

By:	/s/ Terrance G. McGuire

Terrance G. McGuire, in his capacity as a Managing Member of Polaris Venture Management Co. L.L.C., Polaris Venture Management Co. II, L.L.C., Polaris Venture Management Co., III, L.L.C., Polaris Venture Management Co., IV, L.L.C., Polaris Venture Management Co. V, L.L.C.; and Polaris Venture Management Co. VI, L.L.C.; a shareholder, officer and director of North Star Venture Management, Inc.; a member of North Star Venture Management 2000,

L.L.C.; a member of North Star Venture Management 2010, L.L.C.; and as a manager of North Star Venture Management Aviation, L.L.C.